As filed with the Securities and Exchange Commission on May 7, 1999
                             Re1gistration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               CINTAS CORPORATION
             (Exact name of Registrant as specified in its charter)

   Washington                       2320                       31-1188630
----------------     ----------------------------         ----------------------
(State or other      (Primary Standard Industrial            (IRS Employer
 jurisdiction of      Classification Code Number)         Identification Number)
incorporation or
  organization)

                              6800 Cintas Boulevard
                             Cincinnati, Ohio 45262
                                 (513) 459-1200
--------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                               Mark A. Weiss, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                              1400 Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6400
--------------------------------------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
  Title of       Amount    Proposed Maximum   Proposed Maximum       Amount of
Shares to Be      to Be     Aggregate Price      Aggregate         Registration
 Registered    Registered      Per Unit*       Offering Price*           Fee
--------------------------------------------------------------------------------
Common Stock    7,500,000       $68.125         $510,937,500          $142,041
--------------------------------------------------------------------------------

*Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                      PROSPECTUS


                               CINTAS CORPORATION

                        7,500,000 Shares of Common Stock



     We are offering shares of our Common Stock to be issued in exchange for assets, businesses or securities.


                            Common Stock Information

                      Nasdaq National Market Symbol - CTAS
                     Closing Price on May 5, 1999 - $70-1/8


     This Investment Involves a High Degree of Risk. See "Risk Factors" Beginning on Page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.








                                  May __, 1999

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them. This Prospectus incorporates important business and financial information about Cintas which is not included in or delivered with this Prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

-    Our Annual Report on Form 10-K for the year ended May 31, 1998.

- Our Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999.

- Our Forms 8-K filed on June 1, 1998, January 14, 1999, April 7, 1999 and May 7, 1999.

- The description of the our Common Stock contained in the Registration Statement on Form 8-A, File No. 0-11399, filed under the Securities Exchange Act of 1934.

- Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares have been issued.

     You may obtain a copy of these filings without charge, by writing or telephoning us at the following address:

                            David T. Jeanmougin
                            Senior Vice President and Secretary
                            Cintas Corporation
                            6800 Cintas Boulevard
                            Cincinnati, Ohio   45262
                            (513) 459-1200

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. If you would like to request documents from us, please do so by five business days before you have to make an investment decision.

     This prospectus and the documents "Incorporated by Reference" as discussed under "Where You Can Find More Information" contain forward looking statements within the meaning of federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. Although management believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, weather conditions, or those conditions discussed in connection with each forward-looking statement that might cause a difference between actual results and those forward-looking statements. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus along with the documents incorporated by reference where forward looking information is discussed.

                                   THE COMPANY

     Cintas is a leader in the uniform rental and sales business and has particular expertise in designing, planning and implementing corporate identity uniform programs. The Company concentrates on uniform rental services and custom uniform sales. Cintas received 74% of its revenues for fiscal 1998 from uniform rental services and non-uniform rental items, including dust mops, entrance mats and wiping cloths. The balance of the Company's revenues were derived from custom uniform sales, the sale of first aid and safety products, consumable cleanroom supplies and sales of related items. The Company provides uniform and related rental products and services through a network of approximately 200 rental locations, six cleanroom facilities and seven distribution centers located in various parts of the United States. At its fourteen manufacturing facilities the Company manufactures a substantial portion of the uniform trousers and uniform shirts supplied to its customers. First aid and safety products are sold to industrial users either directly from Cintas or Cintas subsidiaries or through independent distributors.

     During the past five years, Cintas has made several acquisitions which significantly affected the Company's revenues and net income. These acquisitions were completed using cash, seller-financing, Cintas Common Stock or a combination of these methods. The Company intends to continue to expand, through both internal growth, including the establishment of operations in new geographic areas, and by continuing its acquisition program of both uniform rental and sale companies and companies that engage in the sale and distribution of first aid and safety products.

     Cintas was incorporated under the laws of the State of Washington in 1986 and is the successor to a business begun in 1929. Its executive offices are located at 6800 Cintas Boulevard, Mason, Ohio 45040; telephone number (513) 459-1200.

                                  RISK FACTORS

     An investment in the shares of Cintas Common Stock offered under this Prospectus involves a high degree of risk. The following risk factors, in addition to the other information contained in this Prospectus, should be considered carefully in evaluating Cintas and its business.

Acquisitions

     From June 1, 1995 through the fiscal quarter ended February 28, 1999, Cintas has issued approximately 10,500,000 shares of its common stock and paid approximately $55 million in cash in 126 acquisitions. On March 24, 1999 Cintas issued an additional 5,072,124 shares of its common stock in connection with its acquisition of Unitog Company. As part of its growth strategy, Cintas intends to continue to actively pursue additional acquisition opportunities. In order to achieve anticipated benefits from these acquisitions, Cintas must successfully integrate any acquired business with its existing operations, and while it believes it will be able to fully integrate these businesses into Cintas, it can give no assurance that it will be successful in this regard. Cintas can also give no assurance that it will be able to complete future acquisitions or that all future issuances of securities in connection with acquisitions will not dilute the interests of its shareholders. Further, Cintas can give no assurance that it will be able to successfully integrate and profitably manage the business of Unitog Company.

Competition

     Cintas' customers in the uniform rental and sales industry primarily choose suppliers based upon quality of products, service and price. Leading uniform competitors include UniFirst Corporation, ARAMARK Corporation and G&K Services, Inc. In addition to Cintas' traditional uniform rental competitors, Cintas anticipates that future competition may be with businesses that focus on selling uniforms and other related items. If existing or future competitors seek to gain or retain market share by reducing prices in reaction to the Unitog Merger or otherwise, Cintas may be required to lower prices, which would hurt its operating results. Cintas competitors also generally compete with Cintas for acquisition candidates, which can increase the price for acquisitions and reduce the number of available acquisition candidates.

Economic Conditions

     National or regional economic slowdowns or certain industry specific slowdowns may hurt Cintas' business. Events or conditions in a particular area, such as adverse weather and other factors, could also hurt operating results. Furthermore, increases in interest rates may lead to a decline in economic activity and adversely affect operating results. While Cintas does not believe that its exposure is greater than that of its competitors, Cintas could be adversely affected by increases in the prices of fabric, fuel, wages and other components of product cost unless it could recover such increases through increases in the prices for its services and products. Competitive and general economic conditions might limit the ability of Cintas and its competitors to increase prices to cover such increases.

Environmental Regulation

     Various federal, state and local laws and regulations governing hazardous wastes and other substances affect Cintas and its competitors in the uniform rental industry. Specifically, industrial laundries use and must dispose of detergent waste water and other residues. In the past, Cintas has settled, or contributed to the settlement of, actions or claims brought against it which relate to the disposal of hazardous materials. Cintas may have to pay material amounts to compensate for the consequences of disposals in the future. Under environmental laws, an owner or tenant of real estate may be required to pay the costs of removing or remediating certain hazardous or toxic substances located on or in or emanating from property whether or not the owner or tenant knew of or was responsible for the presence of such hazardous or toxic substances. While Cintas regularly engages in environmental due diligence in connection with acquisitions, Cintas can give no assurance that locations that have been acquired or leased have been operated in compliance with environmental laws and regulations during prior periods or that future uses or conditions will not make Cintas liable under these laws or expose Cintas to third-party actions including tort suits.

     In addition, the federal Environmental Protection Agency has recently proposed a federal environmental regulatory framework which applies to industrial laundry operations and, if implemented as proposed, would replace local regulations, particularly in the area of waste water compliance. Scheduled to take effect in 1999, these regulations, if implemented as proposed, would require Cintas to pay substantial amounts to be in compliance, which would increase operating costs and capital expenditures. Cintas and other companies have had discussions with the EPA regarding these proposed regulations. As a result of these discussions, Cintas believes that the final regulations will not be as extensive as the proposed regulations. To the extent, however, that Cintas cannot offset new costs and expenses through price increases, results of operations could decline.

Dependence on Senior Management; Ability to Attract and Retain Quality Personnel

     Cintas' success depends in part on the skills, experience and efforts of senior management and certain other key employees. If, for any reason, one or more senior executives or key personnel were not to remain active with Cintas, results of operations could be hurt. Future success also depends on Cintas' ability to attract and retain qualified managers and technical and marketing personnel, as well as sufficient numbers of hourly workers. Although Cintas has an excellent track record of attracting and retaining quality people, there is competition in the market for the services of such qualified personnel and a tight market for hourly workers. The failure to attract and retain such personnel or workers could hurt the results of operations.

Information Systems; Year 2000

     Cintas has made a substantial investment in its information systems and intends to spend significant amounts on information systems in the future. In particular, Cintas has evaluated the programming code in its existing computer and software systems as the Year 2000 approaches. The issue with respect to Year 2000 is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. Cintas has completed an assessment of all of its software systems and has determined what changes need to be made so that Cintas' computer systems will function properly with respect to dates in the Year 2000 and thereafter. Cintas does not expect that the total cost of those changes will be material, and will expense the costs as incurred. Cintas expended most of its Year 2000 costs during fiscal 1998, and expects to expense the remaining costs in fiscal 1999 when all changes are expected to be completed. Cintas is contacting key suppliers to obtain certification of their systems Year 2000 compliance. After Cintas identifies which vendors may fail to become Year 2000 compliant in a timely fashion, Cintas will develop a strategy to minimize its risks which may include contingency plans such as alternative suppliers or alternative processes. Although Cintas believes that the likelihood of the Year 2000 having a material affect on its operations, liquidity or financial position is remote, there can be no such assurance that this will be the case.

                                 USE OF PROCEEDS

     This Prospectus relates to Common Stock that may be offered and issued from time to time on the completion of acquisitions of assets, businesses or securities. There will be no cash proceeds to the Company from these offerings.

                              PLAN OF DISTRIBUTION

     Common Stock issued under this prospectus may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest in other companies or other entities, or in exchange for assets, including assets constituting all or substantially all of the assets and businesses of such companies or entities. The terms of, including the consideration for, such acquisitions generally will be determined by negotiations between Cintas' representatives and the owners or controlling persons of the businesses or assets to be acquired. The consideration paid to such owners or controlling persons may include consideration other than, or in addition to, Common Stock. Such acquisitions generally will not involve the payment of underwriting fees or discounts, except that finders' fees may be paid at times. The Company may lease property from, and enter into employment, management or consulting agreements and non-competition agreements with, the former owners and key personnel of the businesses or assets be acquired. It is anticipated that Common Stock issued in connection with any such acquisition will be valued at a price reasonably related to the market value of the Common Stock at or about the time the terms of the acquisition are agreed upon, or at or about the time of the closing of the transaction.

                                     RESALES

     The shares of Common Stock issued under this Prospectus in connection with the acquisition by the Company on the completion of acquisitions of assets, businesses or securities have been registered under the Securities Act. Such shares may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of the acquired business, as that term is defined in the rules under the Securities Act.

     Shares of Common Stock by those persons deemed to be "affiliates" of acquired businesses may be resold without registration under the Securities Act as permitted by Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Certain affiliates ("Selling Shareholders") may be permitted in writing by Cintas to use this prospectus to offer and sell shares of Common Stock pursuant to the Registration Statement of which this prospectus is a part.

     Selling Shareholders may offer and sell shares of Common Stock from time to time in ordinary brokerage transactions on the Nasdaq National Market or any other principal securities exchange on which the shares of Common Stock are then trading at the prices prevailing at the time of such sales. From time to time the Selling Shareholders may engage in short sales, or short sales against the box, of the shares of Common Stock, however, Selling Shareholders will not be authorized to use this prospectus for any offer or sale of shares of Common Stock without first providing prior notice to and obtaining the consent of Cintas.

     Brokers executing orders are expected to charge normal commissions. Any such broker may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such broker may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such broker may be deemed to be underwriting discounts and commissions under such Act.

     The Company will pay all expenses of registration and of preparing and reproducing this prospectus, but will not receive any part of the proceeds of the sale of any shares of Common Stock by Selling Shareholders. Selling Shareholders will pay all brokerage commissions and other expenses. In connection with the sales, Selling Shareholders may be deemed to be underwriters within the meaning of the Securities Act. Any profits realized on sales by such persons may be regarded as underwriting compensation.

     A supplement or amendment to this prospectus, if required, will be filed with the Commission under the Securities Act that discloses certain information relating to certain resales.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. The following description is a summary and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Articles of Incorporation, as amended, Bylaws, and by the provisions of applicable law.

Common Stock

     Holders of Common Stock are entitled to receive dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding class or series of Preferred Stock, and to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Such holders do not have any cumulative voting rights or preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratable in the Company's assets, if any, remaining after the payment of all liabilities of the Company and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may issue in the future.

Preferred Stock

     The Company's Board of Directors has the authority to issue up to 100,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the Company's shareholders. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock. The potential issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock. The Company has no current plan to issue any Preferred Stock.

Restrictions on Change in Control

     The laws of Washington, where Cintas is incorporated, and Cintas' Articles of Incorporation and Bylaws contain several provisions which could be viewed a deterrents to a takeover of Cintas. Many of these provisions, however, preserve the authority of the Board of Directors to waive the provisions and thereby strengthen the ability of the Board of Directors to negotiate with potential acquirers of the Company.

     Washington law prohibits Cintas, with certain exceptions, from engaging in any "significant business transaction" with a person or group of persons which has acquired 10% or more of the voting securities of Cintas (an "Acquiring Person") for five years after such acquisition unless the transaction or such acquisition is approved by a majority of Cintas' Directors prior to the acquisition. Significant business transactions include, among others, a merger, share exchange or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, or a reclassification of securities that has the effect of increasing the proportionate share of the outstanding securities held by the Acquiring Person. After the five-year period, a significant business transaction may take place if it complies with certain fair price provisions of the statute.

     The Articles provide that no business combination may be effected with any entity which is the beneficial owner of 15% or more of the Company's voting securities for a period of five years following the date that such shareholder became the 15% owner of such securities, unless approved by the affirmative vote of the holders of outstanding voting securities of the Company entitled to exercise two-thirds of the combined voting power of the Company and by the affirmative vote of two-thirds of the voting securities beneficially owned by disinterested shareholders. These provisions are not applicable if the business combination is approved by a majority of directors who are not associates or affiliates of such a 15% owner.

The Articles

     The Articles also provide that directors may be removed only for cause and by the affirmative vote of the holders of two-thirds of the shares entitled to vote. The Articles also require that any person who acquires more than 15% of Cintas' voting securities without prior director approval to offer to purchase all outstanding shares. The offer price must be the higher of the highest price paid by that person, adjusted for a control premium, or the highest recent market price.

     Under Cintas' Bylaws the calling of a special meeting of shareholders requires 50% of all outstanding shares. In order for any matter to be considered properly brought before a meeting, shareholders must comply with advance notice requirements of the Bylaws.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for Cintas by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, of which Donald
P. Klekamp, a Director of the Company, is a partner. Members of that firm that participate in matters relating to this Prospectus beneficially own 174,488 shares of Cintas Common Stock.

                                     EXPERTS

     The consolidated financial statements of Cintas Corporation incorporated by reference in Cintas Corporation's Annual Report on Form 10-K for the year ended May 31, 1998 and the supplemental consolidated financial statements of Cintas Corporation included in Cintas Corporation's Current Report on Form 8-K/A for the year ended May 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference and included therein, respectively, and incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Washington Business Corporation Act, Section 23A.08.025, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in proceedings in which the person shall have been adjudged to be liable to the Corporation. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the Shareholders.

     Article V of the Registrant's By-Laws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business Corporation Act.

Item 21.  Exhibits and Financial Statement Schedules.

     Exhibit No.                         Description
     -----------       ---------------------------------------------------
          5            Opinion re: Legality
         23.1          Consent of Independent Auditors
         23.2          Consent of Counsel (contained in Exhibit 5)
          24           Power of Attorney (contained on the signature page)


Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement for the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" taking the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold in the termination of the offering.

     4. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. To supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     7. Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     8. That every prospectus (i) that is filed pursuant to paragraph 7 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

     9. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, other than indemnification pursuant to court order and not including any coverage under, or agreement to pay premiums for, any policy of insurance, is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 7, 1999.

                                             CINTAS CORPORATION


                                             By:/s/ Robert J. Kohlhepp
                                                -----------------------
                                                Robert J. Kohlhepp,
                                                Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Robert J. Kohlhepp or William C. Gale, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.


     Signature                      Title                               Date
     ---------                      -----                               ----


----------------------       Chairman of the Board of                May _, 1999
 *Richard T. Farmer          Directors


/s/ Robert J. Kohlhepp
----------------------       Chief Executive Officer and             May 7, 1999
 *Robert J. Kohlhepp         Director (Principal Executive
                             Officer)


/s/ Scott D. Farmer
----------------------       President, Chief Operating              May 7, 1999
*Scott D. Farmer             Officer and Director


/s/ Roger L. Howe
----------------------       Director                                May 7, 1999
 *Roger L. Howe


----------------------       Director                                May _, 1999
 *John S. Lillard


/s/ James J. Gardner
----------------------       Director                                May 7, 1999
 *James J. Gardner


/s/ Donald P. Klekamp
----------------------       Director                                May 7, 1999
 *Donald P. Klekamp


----------------------       Director                                May _, 1999
 *Gerald V. Dirvin


/s/ William C. Gale
----------------------       Vice President of Finance               May 7, 1999
 *William C. Gale            (Principal Financial Officer
                             and Principal Accounting
                             Officer)